Exhibit 10.1

Purchase Contract of Medicine Materials

Contract No.:XA012

Party A: Xi’an Qinba Pharmaceuticals Co., Ltd. Xi’an Branch

Party B: Xi’an Tianyi Biotechnology Co., Ltd.

The parties hereto, in accordance with Contract Law of the People's Republic of China, through amicable negotiations, sign this contract.

I. Goods name, quantity & price, etc. (Please refer to Appendix 1)

The agreed goods unit price in this contract contains whole expenses incurred from goods purchase and after-sale service, including, but not limited to transportation expenses, insurance expenses, unloading expenses, ancillary data expenses, package probationary expenses, expenses of reagent consumables materials during inspection and acceptance, compulsive inspection expenses from third party supervision and inspection organization, training expenses, and after-sale service expenses, and etc. Goods unit price of settlement may be fluctuated ±between 10%~15% in accordance with market price after negotiation during the implementation of this contract, settlement quantity is decided by specific using quantity of Party B; purchased goods variety is not limited to the varieties listed in this contract, unit price is upon both parties’ negotiation according to market price, except that altered by both parties in written form.

II. Requirements of goods quality

1.
Goods provided by Party B shall corresponds with national standard of the People's Republic of China, industry standard, local standard, product quality standard of goods manufacturer, relevant technical specifications formulated by related departments, quality status and functional performance stated in product instructions.

2.	Goods provided by Party B shall be brand-new, equipped with certificate of inspection, and from legal supplying channel.
3.	Goods provided by Party B shall meet the following technical indications and parameters: requirements in notice documents, product instructions; refer to appendix; descriptions here

III. Goods Delivery & Acceptance

1.	Delivery place(detailed) and date: the specified place in Party A’s notice document
2.	Party B shall supply Party A with the corresponding and complete technical documents of the goods under this contract.
3.	Party B shall guarantee that goods package meets the requirements of transportation, and to protect goods from being rusted, destroyed or loss in transportation process.
4.
Party B is responsible for transporting and delivering goods to Party A at the agreed place, and shall pay all the costs incurred from transportation, this includes, but not limited to, transportation expenses, insurance expenses, unloading expenses, and so on.

5.
After the delivery, Party A shall inspect and accept goods within 10 days. Inspection and acceptance content shall includes, but not limited to: (1) specifications, quantity and appearances; (2) the attached technical documents of goods; (3) goods components and configuration; (4) goods functions, performance and various technical parameters and standards.

6.	Inspection and acceptance standards: □the specifications under this contract the delivery sample under notice document (if available )

7.	Where Party A accepts all the purchased goods, Party A shall confirm and issue Certificate of Approval, then it can be regarded as qualified.
8.
Where Party A finds that goods are not in accordance with the agreement, Party A shall have the right to reject goods and issue Notice of Rejection within 5 days. Party B shall re-supply goods in accordance with the agreement within 3 days; otherwise, Party B will be regarded as delay delivery.

9.
Where Party B holds different opinion on the inspection result, Party B may delegate commodity inspection department where Party A is governed to recheck. If recheck result shows that goods is not in accordance with the agreement, then the recheck fees shall be paid by Party B; if recheck result shows that goods is in accordance with the agreement, then the recheck fees shall be paid by Party A.

IV. Payment

The fees shall be paid in full amount within 60 days after goods are accepted as qualified.(applicable for total amount less than RMB　100,000 Yuan)

V. After-sale service terms shall be decided upon both parties’ negotiation.

VI. Liability for breach of contract:

1.
Both parties shall implement this contract, any party which could not fulfill its duty shall undertake liability for breach. Breaching party shall undertake the loss incurred to observant party, it includes, but not limited to, direct economic loss, indirect economic loss, and attorney fees, travel fees as well as transportation fees incurred from observant party to investigate responsibility.

2.
Where goods supplied by Party B is not in accordance with the agreement, and will not exchange goods, Party A has right to reject to accept, and Party B shall pay Party A penalty fees equal to 5% of total payment.

3.	Party A rejects to receive goods with due reason, Party A shall pay Party B penalty fees equal to 5% of total payment.
4.	For Party B’s delay delivery, it shall pay Party A penalty fees equal to 3‰ of total payment.Where delay period exceeds 5 days, purchaser has right to terminate contract.

VII.  Assumption of risk

1.	The risk of goods destroy or loss, Party B shall undertake before Party A’ inspection and acceptance, Party A shall undertake the risk after inspection and acceptance.
2.	Where Party A rejects to accept goods or terminate contract due to goods quality not in accordance with the contract, Party B shall undertake the risk of goods destroy or loss.
3.	Where Party A undertakes the risk of goods destroy or loss, and it doesn’t influence Party B to fulfill its duty, Party A shall requires Party B to undertake the breaching liability.
4.
Where Party B undertakes the risk of goods destroy or loss, if goods are destroyed or lost, Party B shall re-supply goods in accordance with the contract within 3  days, otherwise, Party B will be regarded as delay delivery.

5.	Where Party A undertakes the risk of goods destroy or loss, it won’t exempt Party A from payment.

VIII. Disputes arising from this contract shall be settled through both parties’ negotiations, if it can’t be settled through negotiations, they can sue for court located in the signing place.

IX. This contract is in quintuplicate(Party A’s functional departments keep 2 for record, user keeps 1, Party B keeps 2), each of them is regarded as original with the same legal effects. For other terms not mentioned, they should be solved by negotiation of both parties.

Party A (seal):	Party B (seal):
Authorized Representative(signature) Ping Guo	Authorized Representative(signature) Yiqiang Shui
Date: December 21	Date: December 25

Appendix 1

Drug Purchaing Contract Attachment
Purchase List

Vendee.	Xi'an Qinba Pharmaceutical Co., Ltd.
Vendor.	Xi'an Tianyi Biotech Co., Ltd.

CN	Name	Unit	Price	Amount
01074	Gardenia Powder	kg	9.7640	6500	Atmost/Year
01190	Poppy Shell	kg	31.4950	24700	Atmost/Year
01064	Honeysuckle	kg	18.5113	22100	Atmost/Year
01132	Herba Artemisiae Capillaris	kg	3.7784	39000	Atmost/Year
01147	Coix Seed(Fry)	kg	3.7818	1300	Atmost/Year
01118	Promethazine Hydrochloride	kg	113.3360	520	Atmost/Year
01035	Prcaine Hydrochloride	kg	4.6820	1040	Atmost/Year
01108	Fumitory	kg	6.5000	18850	Atmost/Year
01034	Nicotinic Acid	kg	203.4220	6500	Atmost/Year
01019	Wuguteng	kg	4.3690	357500	Atmost/Year
01174	Lepidium Seed	kg	3.7613	117000	Atmost/Year
01187	Scammony Resin	kg	16.7800	780	Atmost/Year
01008	Dendrobe	kg	30.1308	845	Atmost/Year
01007	Belamcanda Chinensis	kg	29.5000	845	Atmost/Year
01073	Shaanqing Tea	kg	4.2700	94900	Atmost/Year
01146	Hawthorn	kg	6.0000	1300	Atmost/Year
01130	Yam	kg	6.0000	1300	Atmost/Year
01015	Cortex Mori Radicis	kg	6.2433	5200	Atmost/Year
01080	Calculus Bovis Factitious	kg	71.8640	65	Atmost/Year
01126	Gordon Euryale Seed	kg	6.8000	1300	Atmost/Year
01071	Radix Peucedani	kg	9.5600	2340	Atmost/Year
01004	Groundsel	kg	6.4320	7800	Atmost/Year
01016	Folium Eriobotryae	kg	2.7882	62400	Atmost/Year
01022	Seed of Boat-Fruited Sterculia	kg	20.8783	845	Atmost/Year
01111	Norfloxacin	kg	63.5997	3380	Atmost/Year
01053	Ethylparaben	kg	61.7526	299	Atmost/Year
01020	Semen Oroxyli	kg	13.1818	520	Atmost/Year
01009	Orchid	kg	3.7903	3900	Atmost/Year
01129	Malt	kg	1.6400	975	Atmost/Year
01011	Ophiopogon Root	kg	19.8700	7800	Atmost/Year
01188	Aloe/Scammony Resin Mixture	kg	3.5000	1950	Atmost/Year
01189	Aloe	kg	3.5000	2275	Atmost/Year
01127	Lotus Seed	kg	5.6000	1300	Atmost/Year
01065	Forsythis	kg	8.6040	53300	Atmost/Year

01023	Balloon Flower	kg	9.9114	67145	Atmost/Year
01184	Egg White	kg	5.5600	1170	Atmost/Year
01006	Giant Knotweed	kg	1.8214	162500	Atmost/Year
01076	Cuttlebone	kg	1.3200	35100	Atmost/Year
01128	Trichosanthes	kg	4.6018	195000	Atmost/Year
01032	Mannite	kg	17.6576	221	Atmost/Year
01043	Liquorice Extract	kg	2.6206	20150	Atmost/Year
01030	Liquorice	kg	4.6720	154700	Atmost/Year
01175	Tuckahoe	kg	4.6580	157300	Atmost/Year
01066	Radix Sileris	kg	9.7345	53950	Atmost/Year
01021	Rehmanniae	kg	6.3223	520	Atmost/Year
01069	Dangshen	kg	1.5200	7150	Atmost/Year
01162	Isosorbide Mononitrate	kg	1,040.0000	130	Atmost/Year
01005	Creat	kg	30.2400	7150	Atmost/Year
01176	Orange Tincture Extract	kg	3.7204	5200	Atmost/Year
01075	Dried Orange Peel	kg	2.6333	130000	Atmost/Year
01003	Menthol	kg	170.7270	130	Atmost/Year
01145	Glehnia Root	kg	3.7800	1300	Atmost/Year
01232	Isatis Root	kg	3.5000	312000	Atmost/Year
01177	Compound Isatis Root Finemeal	kg	31.1000	78000	Atmost/Year
01018	Radix Stemonae	kg	10.5132	11180	Atmost/Year
01078	Atractylis ovata	kg	16.0000	19825	Atmost/Year
01077	Paeonia Lactiflora	kg	2.8630	28600	Atmost/Year
01017	Radix Cynanchi	kg	10.6250	5525	Atmost/Year
01144	White Lablab Seed	kg	2.7758	3575	Atmost/Year
01185	Stevia Rebaudianum Indican	kg	13.7800	117	Atmost/Year
01211	Xiao'aiping Extract	kg	3.4993	3640	Atmost/Year
01199	Yinhua Ganmao Keli Qingao	kg	10.0000	1560	Atmost/Year
01197	Compound Tracheitis Extract Powder	kg	10.0000	4680	Atmost/Year
01198	Qinghuozhimaipian Qingao	kg	10.0000	2340	Atmost/Year
01214	Orthocoll	kg	21.6539	3250	Atmost/Year
01161	Clindamycin Phosphate	kg	513.3950	3900	Atmost/Year
01160	Azithromycin	kg	526.0804	1300	Atmost/Year
01231	Ethyl Acetate	kg	3.8462	61100	Atmost/Year
01225	Persimmon Leaf	kg	2.1368	35750	Atmost/Year
01221	Elecampane	kg	4.7788	54600	Atmost/Year
01224	Gentian	kg	26.3717	32500	Atmost/Year
01223	Rhubarb	kg	4.4250	29900	Atmost/Year
01220	Tuber Pinellia	kg	46.0177	37700	Atmost/Year